UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 23, 2003

MARTIN MIDSTREAM PARTNERS L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE (State of incorporation or organization)	000-50056 (Commission file number)	05-0527861 (I.R.S. employer identification number)

4200 STONE ROAD KILGORE, TEXAS (Address of principal executive offices)	75662 (Zip code)

Registrant’s telephone number, including area code: (903) 983-6200

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
INDEX TO EXHIBITS
EX-10.1 Asset Purchase Agreement
EX-10.2 Terminal Services Agreement
EX-10.3 Transportation Services Agreement
EX-10.4 Lubricants & Drilling Fluids Agreement

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Acquisition

     On December 23, 2003, Martin Midstream Partners L.P. (“MMLP”) completed the acquisition of marine service assets from Tesoro Marine Services, L.L.C. (“Tesoro”), a subsidiary of Tesoro Petroleum Corporation, a refiner and marketer of petroleum products. MMLP purchased assets associated with Tesoro’s shore based marine activities for $25 million plus approximately $1.8 million for Tesoro’s lube oil inventories. The assets acquired include 13 marine terminals and one inland terminal located along the Gulf Coast from Venice, Louisiana to Corpus Christi, Texas (as more fully described in “Terminals Acquired” below), nine tank barges and four pushboats (as more fully described in “Marine Vessels Acquired” below) as well as Tesoro’s lubricant distribution and marketing business. Acquisition financing was provided through an expansion of MMLP’s existing credit facility with Royal Bank of Canada from $60 million to $80 million. After giving effect to the consummation of this transaction, MMLP’s borrowings under its credit facility include $25 million of previously existing term debt and $40 million of revolving debt, including $27 million incurred in connection with the Tesoro transaction and $3 million incurred in connection with the previously announced acquisition of a terminal and three vessels.

     In a parallel transaction, Midstream Fuel Service LLC (“Midstream”) purchased Tesoro’s fuel oil distribution business for $2 million plus approximately $4.8 million for Tesoro’s diesel fuel inventories. Midstream is a subsidiary of privately held Martin Resource Management Corporation (“MRMC”), the owner of MMLP’s general partner. MRMC acquired these assets from Tesoro because fuel oil distribution generates non-qualifying income under Internal Revenue Service regulations applicable to publicly traded limited partnerships such as MMLP. However, pursuant to contractual arrangements between MRMC and MMLP, MMLP is providing marine transportation and storage services to Midstream Fuel Service LLC. Financing for the assets acquired by MRMC was provided through an expansion of MRMC’s existing credit facility.

Terminals Acquired

Full Service Terminals

     MMLP acquired seven full service terminals from Tesoro in the acquisition. These terminal facilities distribute and market lubricants and provide storage and handling services for fuel oil. The significant difference between these full service terminals and the fuel and lubricant terminals described below is that the full service terminals generate additional revenues by providing shore bases to support MMLP’s customer’s operating activities related to the offshore exploration and production industry. One typical use for the shore bases is for drilling mud manufacturers to manufacture and sell drilling mud to the offshore drilling industry. Offshore drilling companies may also set up service facilities at these terminals to support their offshore operations.

     The following is a summary description of these full service terminals:

Terminal	Location	Acres	Tanks	Aggregate Capacity

Pelican Island	Galveston, Texas	51.3	14	57,200 Bbls.
Harbor Island(1)	Harbor Island, Texas	25.5	10	37,400 Bbls.
Freeport No. 1(2)	Freeport, Texas	12.4	4	8,500 Bbls.
Port O’Connor(3)	Port O’Connor, Texas	22.8	8	7,000 Bbls.
Sabine Pass(4)	Sabine Pass, Texas	23.1	11	18,100 Bbls.
Cameron “East"(5)	Cameron, Louisiana	34.3	7	33,000 Bbls.
Cameron “West"(6)	Cameron, Louisiana	16.9	5	19,000 Bbls.

(1)	A portion of this terminal is located on land owned by a third party and leased under a lease that expires in January 2005 and can be extended through January 2015.

(2)	A portion of this terminal is located on land owned by a third party and leased under a lease that expires in May 2004.

(3)	This terminal is located on land owned by a third party and leased under a lease that expires in March 2004 and can be extended until through March 2014.

(4)	A portion of this terminal is located on land owned by a third party and leased under a lease that expires in September 2016 and can be renewed through September 2026.

(5)	This terminal is located on land owned by third parties and leased under leases that expire between March 2007 and June 2017.

(6)	This terminal is located on land owned by a third party and leased under a lease that expires in February 2008 and can be extended through February 2013.

Fuel and Lubricant Terminals

     MMLP acquired six lubricant and fuel oil terminals from Tesoro in the acquisition. These terminals are located in the Gulf Coast region and provide storage and handling service for fuel oil and lubricants. MMLP also distributes and markets lubricants at these terminals.

     The following is a summary description of these fuel and lubricant terminals:

Terminal	Location	Tanks	Aggregate Capacity

Amelia(1)	Amelia, Louisiana	17	14,900 Bbls.
Berwick(2)	Berwick, Louisiana	4	24,900 Bbls.
Intracoastal City(3)	Intracoastal City, Louisiana	17	34,300 Bbls.
Venice	Venice, Louisiana	1	7,200 Bbls.
Fourchon(4)	Fourchon, Louisiana	7	30,100 Bbls.
Freeport(5)	Freeport, Texas	1	8,300 Bbls.

(1)	This terminal is located on land owned by a third party and leased under a lease that expires in January 2010.

(2)	This terminal is located on land owned by third parties and leased under a lease that expires in September 2007 and can be extended through September 2017.

(3)	A portion of this terminal is located on land owned by a third party at which MMLP throughputs fuel oil pursuant to an agreement that expires in December 2006 and can be extended through December 2009.

(4)	This terminal is located on land owned by a third party at which MMLP throughputs lubricants and fuel oil pursuant to an agreement that expires in March 2007.

(5)	MMLP owns tanks and certain other assets located at a terminal owned by third parties.

Inland Terminals

     MMLP acquired an inland terminal from Tesoro which is used for lubricant blending, storage, packaging and distribution. This terminal is used as MMLP’s central hub for lubricant distribution where it receives, blends, packages, and ships its lubricants to its other terminals or directly to customers.

     The following is a summary description of the this inland terminal:

			Aggregate
Terminal	Location	Tanks	Capacity	Products	Description

Houston(1)	Houston, Texas	25	331,000 gallons	Lubricants	Truck loading/
					unloading

(1)	This terminal is located on land owned by a third party at which MMLP throughputs lubricants pursuant to a month-to-month agreement.

Terminal Customers and Revenues

     Customers for the terminals described above are primarily oil and gas exploration and production companies and oilfield service companies such as drilling mud companies, marine transportation companies and offshore construction companies. Shore bases typically provide logistical support including the storage and handling of tubular goods, loading and unloading bulk materials, providing facilities from which major and independent oil companies can communicate with and control offshore operations, selling potable water and leasing dockside facilities to companies which provide complementary products and services such as drilling fluids and cementing services.

     Revenues are generated from terminals that have shore bases through fees that are charged to customers under land rental contracts for the use of these terminal facilities. These contracts generally provide a fixed land rental fee and additional rental fees that are determined based on a percentage of the sales value of the products and services delivered from the shore base. Revenues are also generated through the distribution and marketing of lubricants. Lubricants are used in the operation of offshore drilling rigs, offshore production and transmission platforms and various ships and equipment engaged in marine transportation. As more fully described below in “Intercompany Agreements”, MRMC and MMLP entered into a terminal services agreement whereby MRMC pays MMLP for storage and terminalling of fuel oil at these terminal facilities.

Marine Vessels Acquired

     The following is a summary description of the marine vessels acquired by MMLP from Tesoro:

			Description of
Class of Equipment	Number in class	Capacity/Horsepower	Products Carried

Inland tank barges	8	20,000 bbl and under	Crude oil, fuel oil and gasoline
Inland tank barges	1	20,000 — 30,000 bbl	Crude oil, fuel oil and gasoline
Inland pushboats	4	800 — 1,800 horsepower	N/A

     The nine inland tank barges are an average of 39 years old. The four inland pushboats are an average of 32 years old. While MMLP cannot quantify how long it will be able to continue to use these assets, it believes it will be able to replace these assets as necessary or be able to use capacity from MMLP’s previously existing fleet of inland pushboats and tank barges in order to continue to provide its marine transportation services.

     With respect to these acquired marine vessels, the largest marine transportation customers thereof include major independent oil and gas refining companies, petroleum marketing companies and, following the closing of the acquisition of assets from Tesoro, MRMC. The services provided to these customers are pursuant to spot contracts and term contracts that typically range from one to 12 months in length. In order to maintain a balance of pricing flexibility and stable cash flow, MMLP strives to maintain an appropriate mix of spot versus term contracts, based on current market conditions. As described more fully below in “Intercompany Agreements,” MRMC and MMLP entered into a transportation services agreement whereby MRMC pays MMLP for the use of these vessels.

Intercompany Agreements

     In connection with the closing of the Tesoro asset acquisition, MMLP entered into the following additional agreements with MRMC:

•	Terminal Services Agreement — under which MMLP provides terminalling services to MRMC. The per gallon throughput fee MMLP charged under this agreement is fixed during the first year of the agreement and is adjusted annually based on a price index. The fee was based on comparable market rates for arms-length negotiated fees. MRMC has agreed to a minimum annual total throughput, as a result of which, at the first year fee rate, MMLP will receive at least $2.3 million from MRMC. This agreement has a three-year term, which began in December 2003 and will automatically renew on a month-to-month basis until either party terminates the agreement by giving written notice to the other party at least 60 days prior to the expiration of the then-applicable term.

•	Transportation Services Agreement — under which MMLP provides marine transportation services to MRMC. The per gallon fee charged under this agreement is fixed during the first year of the agreement and is adjusted annually based upon mutual agreement of the parties or in accordance with a price index. The fee was based on comparable market rates for arms-length negotiated fees. This agreement has a three-year term, which began in December 2003, and will automatically renew for successive one-year terms unless either party terminates the agreement by giving written notice to the other party at least 30 days prior to the expiration of the then-applicable term. In addition, within 30-days of the expiration of the then-applicable term, both parties have the right to renegotiate the rate for the use of our vessels. If no agreement is reached as to a new rate by the end of the then-applicable term, the agreement will terminate.

•	Lubricants and Drilling Fluids Terminal Services Agreement — under which MRMC provides terminal services to MMLP. The per gallon handling fee and the percentage of commissions MMLP is charged under this agreement is fixed during the initial term of the agreement and is adjusted annually based on a price index. The handling fee and percentage of our commissions were based on Tesoro’s historic allocated costs. MMLP has agreed to a minimum annual total handling quantity and commission, as a result of which, at the first year fee rate, MMLP will pay MRMC a minimum of $0.5 million. This agreement has a one-year term, which began in December 2003, and will automatically renew on a year-to-year basis until either party terminates the agreement by giving written notice to the other party at least 60 days prior to the end of the then-applicable term.

Employees

     MRMC hired 125 former Tesoro employees and 42 former contract employees of Tesoro in connection with the closing of the Tesoro asset acquisition. Of these 167 employees, eight are in managerial positions and 159 are in operational positions with MRMC. These employees will support the operations acquired by us from Tesoro.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

INDEPENDENT AUDITORS’ REPORT

Shareholder

Tesoro Marine Services, L.L.C.

     We have audited the accompanying Statement of Revenues and Direct Operating Expenses of the Acquired Assets, as defined in the asset purchase agreement between Tesoro Marine Services, L.L.C. (“Tesoro”), Martin Midstream Partners L.P. and Martin Operating Partnership L.P. dated October 27, 2003 (the “Agreement”) for the year ended December 31, 2002. The Financial Statement is the responsibility of Tesoro’s management. Our responsibility is to express an opinion on the Financial Statement based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Financial Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Financial Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Financial Statement. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying Financial Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K of Martin Midstream Partners L.P.) as described in Note 1 to the Financial Statement and is not intended to be a complete presentation of the Revenues and Direct Operating Expenses of the Acquired Assets, as defined in the Agreement.

     In our opinion, such Financial Statement presents fairly, in all material respects, the Revenues and Direct Operating Expenses described in Note 1 to the Financial Statement for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Shreveport, Louisiana
January 12, 2004

CERTAIN ASSETS OF TESORO MARINE SERVICES, L.L.C.
STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
(Dollars in Thousands)
YEAR ENDED DECEMBER 31, 2002 AND
NINE MONTHS ENDED SEPTEMBER 30, 2003 AND SEPTEMBER 30, 2002

		Nine Months Ended
	Year Ended
	December 31,	September 30,	September 30,
	2002	2003	2002

		(Unaudited)	(Unaudited)
Revenues	$14,064	$10,822	$10,239
Direct operating expenses:
Cost of products sold	5,959	4,466	4,406
Operating costs	10,220	7,366	7,835
Depreciation and amortization	2,292	1,675	1,633
Impairment	—	2,352	—

Total direct operating expenses	18,471	15,859	13,874

Excess of direct operating expenses over Revenues	$(4,407)	$(5,037)	$(3,635)

See accompanying notes to statements of revenues and direct operating expenses.

CERTAIN ASSETS OF TESORO MARINE SERVICES, L.L.C.

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
YEAR ENDED DECEMBER 31, 2002 AND
NINE MONTHS ENDED SEPTEMBER 30, 2003 AND SEPTEMBER 30, 2002

1. BASIS OF PRESENTATION

     On December 23, 2003, Martin Midstream Partners L.P. (“MMLP”) announced that it had completed the acquisition of certain marine services assets (the “Marine Assets”) from Tesoro Marine Services, L.L.C. (“Tesoro”), a subsidiary of Tesoro Petroleum Corporation, a refiner and marketer of petroleum products. MMLP purchased the Marine Assets for $25.0 million plus $1.8 million for Tesoro’s lubricant inventories. The Marine Assets acquired include 13 marine terminals and one inland terminal located along the Gulf Coast from Venice, Louisiana to Corpus Christi, Texas, nine inland tank barges and four inland pushboats as well as Tesoro’s lubricant distribution and marketing business. The acquisition closed on December 23, 2003.

     In a parallel transaction, Midstream Fuel Service LLC purchased Tesoro’s fuel oil distribution business for $2.0 million plus $4.8 million for Tesoro’s diesel fuel inventories. Midstream Fuel Service LLC is a subsidiary of privately held Martin Resource Management Corporation (“MRMC”), the owner of MMLP’s general partner. MRMC acquired these assets from Tesoro because fuel oil distribution generates non-qualifying income under Internal Revenue Service regulations applicable to publicly traded limited partnerships such as MMLP. This acquisition also closed on December 23, 2003.

     The Statement of Revenues and Direct Operating Expenses associated with the Marine Assets was derived from Tesoro’s accounting records. Tesoro did not account for the Marine Assets or their related operations separately. As a result, management has made allocations of certain direct operating expenses in order to reflect the portion of such expenses related to the Marine Assets. In making such allocations, management considered such factors as historical account groupings and descriptions as well as employee time surveys.

     Certain other expense items not directly associated with the Marine Assets, such as income taxes and corporate overhead, were recorded in the accounting records of the Marine Assets, but are not included in the statement of revenues and direct operating expenses. Any allocation of such costs would be arbitrary and would not be indicative of what such costs actually would have been had the Marine Assets been operated as a stand-alone entity.

     Following the December 23, 2003 acquisition of the assets by MMLP, MMLP entered into new contractual agreements with Midstream Fuel Service LLC whereby MMLP will charge Midstream Fuel Service LLC for terminal and marine transportation services. Such arrangements are expected to have a significant effect on the revenues of the operations related to the Marine Assets. Therefore, the historical financial information of the operations related to the Marine Assets are not indicative of the acquired business going forward.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Use of Estimates — Management has made a number of estimates and assumptions in the preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

     Revenue Recognition — The Marine Assets recognize revenues from product sales and services upon deliveries to its customers.

     Depreciation — Depreciation is computed using the straight-line method over the estimated useful life of the individual assets, generally three to 20 years.

     Impairment — The recoverability of long-lived assets is reviewed when circumstances indicate that the carrying amount of the asset may not be recoverable, in accordance with Statement of Financial Standards No. 144,“Accounting for the Impairment of Disposal of Long-Lived Assets.” The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from use of such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset.

     A pre–acquisition non–cash impairment charge of $2.4 million was recorded for the nine months ended September 30, 2003 against the Marine Assets based on the fair value of such assets as reflected in the purchase price paid by MMLP, relative to the historic book value thereof.

3. OPERATING, INVESTING AND FINANCING CASH FLOW INFORMATION

     Significant operating, investing or financing cash flow information consists of the following:

		Nine Months
		Ended
	Year Ended	September 30,
	December 31,
	2002	2003	2002

Additions to property, plant and equipment	$2,764	$690	$2,584
Proceeds from sale of property, plant and equipment	—	792	—

(b) Pro Forma Financial Information

MARTIN MIDSTREAM PARTNERS L.P.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Introduction

     The following unaudited pro forma financial statements have been derived from the historical consolidated and combined financial statements of Martin Midstream Partners L.P. (“MMLP”) and Martin Midstream Partners Predecessor (as applicable) set forth in MMLP’s previous filings with the Securities and Exchange Commission and the historical statements of revenues and direct operating expenses of certain assets of Tesoro Marine Services, L.L.C. (“Tesoro”), set forth elsewhere herein. The pro forma financial statements should be read in conjunction with the accompanying notes to pro forma financial statements set forth elsewhere herein and with the historical financial statements and related notes set forth herein or in MMLP’s previous filings with the Securities and Exchange Commission.

     The following pro forma financial statements give pro forma effect to:

•	the acquisition of the Tesoro assets for $27.6 million which occurred on December 23, 2003;

•	the borrowing of $27.0 million under MMLP’s expanded credit facility in order to finance the acquisition from Tesoro;

•	the execution of several agreements between the operating subsidiary of MMLP and Martin Resource Management Corporation through a direct subsidiary (“Martin Resource Management”) as a result of the Tesoro acquisition; and

•	for the pro forma statement of operations for the year ended December 31, 2002, MMLP’s initial public offering of 2,900,000 common units at an offering price of $19.00 per common unit and the transactions related to the formation of MMLP in November 2002.

     The pro forma adjustments are based upon currently available information and certain estimates and assumptions, and therefore the actual adjustments may differ from the pro forma adjustments. However, management believes that the assumptions used provide a reasonable basis for presenting the significant effects of the acquisition and related transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma financial statements. The pro forma financial statements may not be indicative of the results that actually would have occurred if MMLP had completed the acquisition on the date indicated. In addition, the pro forma financial statements are not necessarily indicative of the results of MMLP’s future operations.

MARTIN MIDSTREAM PARTNERS L.P.
(Successor to Martin Midstream Partners Predecessor)

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
September 30, 2003
(Dollars in Thousands)

		Pro Forma		Pro
	Martin Midstream	Adjustments —		Forma —
	Partners L.P.	Acquisition		Acquisition

ASSETS
Cash	$5,956	$27,000	(a)	$4,552
		(800	)(b)
		(27,604	)(c)
Accounts and other receivable	18,187	—		18,187
Product exchange receivables	2,285	—		2,285
Inventories	17,248	1,792	(c)	19,040
Due from affiliates	795	—		795
Other current assets	352	—		352

Total current assets	44,823	388		45,211

Property, plant & equipment, at cost	84,691	25,812	(c)	110,503
Accumulated depreciation	(30,934)	—		(30,934)

Property, plant and equipment, net	53,757	25,812		79,569

Goodwill	2,922	—		2,922
Investment in unconsolidated entities	716	—		716
Other assets, net	1,056	800	(b)	1,856

Total assets	$103,274	$27,000		$130,274

LIABILITIES AND PARTNERS’ CAPITAL

Trade and other accounts payable	$11,850	$—		$11,850
Product exchange payables	8,478	—		8,478
Due to affiliates	770	—		770
Other accrued liabilities	1,278	—		1,278

Total current liabilities	22,376	—		22,376
Long term debt	35,000	27,000	(a)	62,000

Total liabilities	57,376	27,000		84,376

Partners’ Capital
Common Units	47,917	—		47,917
Subordinated units	(1,993)	—		(1,993)
General partner	(26)	—		(26)

Total partners’ capital	45,898	—		45,898

	$103,274	$27,000		$130,274

See accompanying notes to the unaudited pro forma financial statements.

MARTIN MIDSTREAM PARTNERS L.P.
(Successor to Martin Midstream Partners Predecessor)

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2003
(Dollars in Thousands, except per unit amounts)

			Pro Forma		Pro
	Martin Midstream		Adjustments —		Forma —
	Partners L.P.	Tesoro	Acquisition		Acquisition

Revenues:
Marine transportation	$19,582	$—	$3,875	(k)	$23,457
Terminalling	5,038	4,244	1,815	(l)	11,097
Product Sales:
LPG distribution	95,335	—	—		95,335
Fertilizer	20,143	—	—		20,143
Terminalling	—	6,578	—		6,578

	115,478	6,578	—		122,056

Total revenues	140,098	10,822	5,690		156,610

Costs and expenses:
Cost of products sold:
LPG distribution	92,116	—	—		92,116
Fertilizer	17,579	—	—		17,579
Terminalling	—	4,466	—		4,466

	109,695	4,466	—		114,161
Expenses:
Operating expenses	14,908	7,366	(666	)(o)	21,162

			(973	)(q)
			527	(r)
Selling, general and administrative	4,576	—	210	(m)	4,786
Depreciation and amortization	3,515	1,675	13	(n)	5,203
Impairment(1)	—	2,352	—		2,352

Total costs and expenses	132,694	15,859	(889)		147,664

Operating income (loss)	7,404	(5,037)	6,579		8,946

Other income (expenses):
Equity in earnings of unconsolidated entities	2,308	—	—		2,308
Interest expense	(1,442)	—	(300	)(b)	(2,517)
			(775	)(p)
Other, net	68	—	—		68

Total other income (expense)	934	—	(1,075)		(141)

Net income (loss)	$8,338	$(5,037)	$5,504		$8,805

General partners’ interest in net income	$167				$176 (s)
Limited partners’ interest in net income	$8,171				$8,629
Net income per limited partner unit	$1.14				$1.21 (s)
Weighted average limited partner units	7,153,362				7,153,362

(1)	This represents a pre-acquisition non-cash impairment charge taken by Tesoro against the fixed assets acquired by MMLP based on the fair value of such assets as reflected in the purchase price paid by MMLP, relative to the historic book value thereof.

See accompanying notes to the unaudited pro forma financial statements.

MARTIN MIDSTREAM PARTNERS L.P.
(Successor to Martin Midstream Partners Predecessor)

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2002
(Dollars in Thousands, except per unit amounts)

	Martin Midstream Partners L.P.

	(Predecessor)	(Partnership)
	Period from	Period from
	January 1, 2002	November 6, 2002	Pro Forma
	through	through	Adjustments —		Pro Forma —		Pro Forma
	November 5,	December 31,	Formation of		Formation of		Adjustments —		Pro Forma —
	2002	2002	Partnership/IPO		Partnership/IPO	Tesoro	Acquisition		Acquisition

Revenues:
Marine transportation	$20,336	$4,104	$—		$24,440	$243	$4,909	(k)	$29,592
Terminalling	4,221	937	—		5,158	5,270	2,295	(l)	12,723
Product Sales:
LPG distribution	69,047	23,361	—		92,408	—	—		92,408
Fertilizer	22,556	5,344	—		27,900	—	—		27,900
Terminalling	—	—	—		—	8,551	—		8,551

	91,603	28,705	—		120,308	8,551	—		128,859

Total revenues	116,160	33,746	—		149,906	14,064	7,204		171,174

Costs and expenses:
Cost of products sold:
LPG distribution	65,081	22,109	—		87,190	—	—		87,190
Fertilizer	18,991	4,327	—		23,318	—	—		23,318
Terminalling	—	—	—		—	5,959	—		5,959

	84,072	26,436	—		110,508	5,959	—		116,467
Expenses:
Operating expenses	16,654	3,056	—		19,710	10,220	(1,120	)(o)	28,139
							(1,277	)(q)
							606	(r)
Selling, general and administrative	5,767	857	(586	)(d)	6,648	—	280	(m)	6,928
			610	(e)
Depreciation and amortization	3,741	747	—		4,488	2,292	(41	)(n)	6,739

Total costs and expenses	110,234	31,096	24		141,354	18,471	(1,552)		158,273

Operating income (loss)	5,926	2,650	(24)		8,552	(4,407)	8,756		12,901

Other income (expenses):
Equity in earnings of unconsolidated entities	2,565	599	—		3,164	—	—		3,164
Interest expense	(3,283)	(345)	2,819	(f)	(2,005)	—	(400	)(b)	(3,552)
			464	(g)			(1,147	)(p)
			(1,259	)(h)
			(401	)(i)
Other, net	42	5	—		47	—	—		47

Total other income (expense)	(676)	259	1,623		1,206	—	(1,547)		(341)

Income (loss) before income taxes	5,250	2,909	1,599		9,758	(4,407)	7,209		12,560
Income taxes	1,959	—	(1,959	)(j)	—	—	—		—

Net income (loss)	$3,291	$2,909	$3,558		$9,758	$(4,407)	$7,209		$12,560

General partners’ interest in net income		$58							$251	(s)
Limited partners’ interest in net income		$2,851							$12,309
Net income per limited partner unit		$0.40							$1.72	(s)
Weighted average limited partner units		7,153,362							7,153,362

See accompanying notes to the unaudited pro forma financial statements.

MARTIN MIDSTREAM PARTNERS L.P.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(a)	Reflects the borrowings of $27.0 million through the expansion of Martin Midstream Partners L.P. (“MMLP”) existing credit facility.

(b)	Reflects payment of debt financing fees of $0.8 million related to the expansion of the credit facility. The debt financing fees will be capitalized and amortized over the life of the associated debt.

(c)	Reflects the payment of $27.6 million for the acquisition of the Tesoro assets.

(d)	Reflects the elimination of historical allocated general and administrative expenses of $0.6 million.

(e)	Reflects the estimated incremental general and administrative charges by MMLP’s general partner of $0.6 million.

(f)	Reflects the elimination of related affiliate interest expense of $2.8 million as a result of the repayment of debt from the net proceeds from MMLP’s initial public offering.

(g)	Represents the elimination of interest expense relating to predecessor debt of $0.5 million as a result of the repayment of debt from the net proceeds from MMLP’s initial public offering.

(h)	Reflects interest expense of $1.3 million on the borrowings under the bank credit facility of $35.0 million. The weighted average interest rate for the outstanding borrowings was 4.25%. If interest rates were to change by 0.25%, MMLP’s annual debt interest service would change by approximately $0.1 million.

(i)	Reflects payment of debt financing fees of $1.4 million related to the credit facility in November 2002. The debt financing fees were capitalized and will be amortized over the life of the associated debt.

(j)	Reflects the elimination of federal and state income taxes as income taxes will be the responsibility of the unitholders and not MMLP.

(k)	Reflects the Transportation Services Agreement under which MMLP, through its operating subsidiary, provides marine transportation services to Martin Resource Management for transporting fuel oil for Martin Resource Management.

(l)	Reflects the Terminal Service Agreement under which MMLP, though its operating subsidiary, provides terminalling services to Martin Resource Management, which allows Martin Resource Management to use MMLP terminals and storage tanks.

(m)	Reflects the incremental general and administrative charges by MMLP’s general partner as a result of the acquisition of $0.2 million and $0.3 million, respectively. The indirect general and administrative expenses from Martin Resources Management was capped at $1.0 million for the year ended October 31, 2003. The cap was increased to $2.0 million for the year ending October 31, 2004. In each of the subsequent three years, this amount may be increased by no more than the percentage increase in the consumer price index for the applicable year. In addition, MMLP’s general partner has the right to agree to further increases in connection with expansions of MMLP’s operations through the acquisition or construction of new assets or businesses.

(n)	Reflects the change in depreciation expense of the acquired assets from Tesoro. Pro forma depreciation expense was based on estimated useful lives of 5 to 15 years for the acquired assets. The initial purchase price allocation is preliminary. Due to the new carrying value of the Tesoro assets upon acquisition, historical depreciation expense has been adjusted.

(o)	Reflects reimbursement to the operating subsidiary of MMLP from Martin Resource Management for throughput expenses related to fuel oil and water that are being charged directly to MMLP at a certain terminal location. This reimbursement is part of the Terminal Services Agreement, see note (l), but is not subject to the terminalling throughput fee described therein.

(p)	Reflects increase of interest expense resulting from the borrowings under MMLP’s revolving credit facility of $27.0 million. The interest rates used to determine the pro forma adjustments for the borrowings under the revolving credit facility were based on MMLP’s borrowing rates of 3.83% and 4.25% for the nine months ended September 30, 2003 and the year ended December 31, 2002, respectively.

(q)	Reflects the elimination of the historical personnel-related direct operating expense for delivering lubricants, greases and drilling fluids as these personnel-related costs will be incurred by Martin Resource Management. The costs related to delivering lubricants, greases and drilling fluids will be billed to MMLP by Martin Resource Management under the Lubricants and Drilling Fluids Terminal Services Agreement, see note (r).

(r)	Reflects the charges per a Lubricants and Drilling Fluids Terminal Services Agreement under which Martin Resources Management provides terminal services to the operating subsidiary of MMLP to handle lubricants, greases and drilling fluids.

(s)	MMLP’s general partner’s allocation of the net income is based on its combined 2.0% interest in MMLP. Its general partners’ 2.0% allocation of net income has been deducted before calculating net income per limited partners’ unit. The computation of net income per limited partner unit assumes that 2,900,000 common units and 4,253,362 subordinated units were outstanding at all time periods presented.

(c) Exhibits

EXHIBIT
NUMBER	DESCRIPTION

10.1	Asset Purchase Agreement, dated October 27, 2003, by and among Martin Midstream Partners L.P., Martin Operating Partnership L.P. and Tesoro Marine Services, L.L.C.
10.2	Terminal Services Agreement, dated December 23, 2003, by and between Martin Operating Partnership L.P. and Midstream Fuel Service LLC.
10.3	Transportation Services Agreement, dated December 23, 2003, by and between Martin Operating Partnership L.P. and Midstream Fuel Service LLC.
10.4	Lubricants and Drilling Fluids Terminal Services Agreement, dated December 23, 2003, by and between Martin Operating Partnership L.P. and Midstream Fuel Service LLC.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.

By: Martin Midstream GP LLC Its: General Partner

Date: January 22, 2004	By:	/s/ Robert D. Bondurant

Robert D. Bondurant Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

10.1	Asset Purchase Agreement, dated October 27, 2003, by and among Martin Midstream Partners L.P., Martin Operating Partnership L.P. and Tesoro Marine Services, L.L.C.
10.2	Terminal Services, dated December 23, 2003, Agreement by and between Martin Operating Partnership L.P. and Midstream Fuel Service LLC.
10.3	Transportation Services Agreement, dated December 23, 2003, by and between Martin Operating Partnership L.P. and Midstream Fuel Service LLC.
10.4	Lubricants and Drilling Fluids Terminal Services Agreement, dated December 23, 2003, by and between Martin Operating Partnership L.P. and Midstream Fuel Service LLC.